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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is entered into between National Oilwell (U.K.) Limited, having offices at Badentory Industrial Park, Portlethen, Aberdeen, Scotland AB12 4YA, U.K., an indirect subsidiary of National-Oilwell, Inc., ("NOI"), and Jon Gjedebo, an individual currently residing at 13 Lauriston Road, SW194TS, London ("Employee"), to be effective as of the 1st day of March, 2000.

         Hitec ASA has merged with NOI. Prior to such merger, the Hitec ASA employed Employee, and Employee was a major shareholder in the Hitec ASA. In connection with such merger, NOI is desirous of continuing to employ Employee at its indirect subsidiary, National Oilwell (U.K.) Limited ("Employer"), pursuant to this Agreement and of terminating any prior employment agreement or arrangement, and Employee is desirous of continuing in the employ of Employer pursuant to this Agreement and of terminating any prior existing employment agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer, NOI and Employee agree as follows:

1.       EMPLOYMENT AND DUTIES:

         1.1. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning 1 March 2000, and continuing throughout the Term (as defined below) of this Agreement, subject to this Agreement.

         1.2. Employee shall serve as Executive Vice President & Chief Technology Officer of the Employer and NOI and shall report to the Chief Executive Officer of NOI. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer or NOI, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer or NOI. Employer will provide Employee with such office space and staff support as shall reasonably be required for the performance of his duties hereunder. Employee shall at all times comply with and be subject to such generally applicable policies and procedures as Employer or NOI may establish from time to time, including without limitation, the Statement of Policy on Business Ethics, Statement of Policy Regarding Conflict of Interest, Antitrust Laws, Insider Trading Policy and Statement of Policy Regarding Improper Business Payment, all of which are attached hereto as Annex I.

         1.3. Employee shall use reasonable efforts, during the period of Employee's employment by Employer, to devote no less than one-half of Employee's business time and best efforts to the business and affairs of Employer and NOI. Employee may have other business, personal, and civic interests which, from time to time, require portions of his time but which (i) do not and will not interfere with the performance of his duties hereunder and (ii) are not and will not be competitive with Employer's or NOI's business interests. Employer and NOI acknowledges that Employee is
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a principal owner of Hitec Vision and may serve as the Chairman of the Board of
Directors for Hitec Vision.

         1.4. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act as provided in this Agreement in the best interests of Employer, NOI or any of its subsidiaries or affiliates. In keeping with these duties, Employee shall make full disclosure to NOI and Employer of all business opportunities pertaining to NOI and Employer's business and shall not appropriate for Employee's own benefit business opportunities concerning the subject matter of the fiduciary relationship.

2.       COMPENSATION AND BENEFITS:

         2.1. Employee's initial base salary under this Agreement shall be One Hundred Forty-Four Thousand British Pounds (L 144,000.00) per annum, and shall be paid in accordance with Employer's standard payroll practice. Employee's base salary may be increased from time to time by NOI and Employer and, after any such change, Employee's new level of base salary shall be Employee's base salary for purposes of this Agreement until the effective date of any subsequent change.

         2.2. NOI and Employee may enter into separate written stock option agreements pursuant to which Employee may be granted options to purchase shares of common stock of National-Oilwell, Inc. subject to the terms and conditions of any such agreement. The number of shares and terms of the restrictions placed upon exercising the options shall be as specified in any such agreement and shall be similar to the other officers of the Employer or NOI at the same management level.

         2.3. Employee shall be entitled to participate in the then current National-Oilwell Management Incentive Program (or such other name as it is adopted) at a manner similar to the other officers of the Employer or NOI at the same management level.

         2.4. While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs which are made available by Employer to all or substantially all of Employer's employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.

         2.5. Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from amending, or discontinuing any such incentive compensation or employee benefit plan, so long as such actions are similarly applicable to covered employees generally. Unless specifically provided for in a written plan document adopted by the Board of Directors of NOI, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of NOI and its subsidiaries and affiliates.


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         2.6.     Employer may withhold from any compensation, benefits, or
amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

3. TERM OF THIS AGREEMENT, EFFECT OF EXPIRATION OF TERM, AND TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH TERMINATION:

         3.1. The term of this Agreement shall be for three (3) year(s) from the date hereof, and shall be automatically extended for successive terms of one year commencing on the third anniversary of the date of this Agreement, and on each anniversary date thereafter, unless Employer or Employee gives written notice to the other, not less than ninety (90) days prior to the next succeeding anniversary date, that employment will not be renewed or continued hereunder following such anniversary date.

         3.2. Notwithstanding any other provisions of this Agreement, NOI and Employer shall have the right to terminate Employee's employment under this Agreement at any time for any of the following reasons:

         (i) For "cause" upon the determination by the Board of Director's of National-Oilwell, Inc. that "cause" exists for the termination of the employment relationship. As used in this
                  Section 3.2(i), the term "cause" shall mean (a) Employee has engaged in gross negligence, incompetence or willful misconduct in the performance of, or Employee's refusal to perform, the duties and services required of Employee pursuant to this Agreement; (b) Employee has committed any fraudulent or dishonest acts involving Employer or NOI or has been convicted of a crime involving moral turpitude; or (c) Employee's breach of any material provision of this Agreement or corporate code or policy. It is expressly acknowledged and agreed that the decision as to whether "cause" exists for termination of the employment relationship by NOI or Employer is delegated to National-Oilwell Inc.'s Board of Directors for determination. Employee, if he so requests, after reasonable notice of such Board of Directors meeting, shall be entitled to be heard before the Board of Directors. If Employee disagrees with the decision reached by National-Oilwell Inc.'s Board of Directors, any dispute will be limited to whether National-Oilwell Inc.'s Board of Directors reached its decision in good faith;

         (ii) for any other reason whatsoever, including termination without cause, in the sole discretion of National-Oilwell Inc.'s Chief Executive Officer or National-Oilwell's Board of Directors;

         (iii)    upon Employee's death; or

         (iv) upon Employee becoming incapacitated which in the reasonable opinion of a qualified doctor approved by National-Oilwell's Board of Directors renders him


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                  mentally or physically incapable of performing the duties and services required of Employee, and which will continue, in the opinion of such doctor, for a period of not less than 180 days.

The termination of Employee's employment shall constitute a "Termination for Cause" if made pursuant to Section 3.2(i); the effect of such termination is specified in Section 3.4. The termination of Employee's employment shall constitute an "Involuntary Termination" if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.2(iii) as a result of Employee's death is specified in Section 3.7. The effect of the employment relationship being terminated pursuant to Section 3.2(iv) as a result of the Employee becoming incapacitated is specified in Section 3.8.

         3.3. Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time for any of the following reasons:

         (i) a material breach by Employer or NOI of any material provision of this Agreement, including, without limitation, a material reduction in Employee's title, position, duties, responsibilities, and authority to such an extent that Employee is relegated to a position substantially inferior to that which he shall hold with Employer or NOI at the commencement of this Agreement, or elimination of Employee's job and him not being offered employment by NOI or a successor to all or a portion of NOI's business or assets, with (a) comparable responsibilities, (b) the same or greater base salary, (c) comparable value for his participation in any stock option plans and (d) comparable severance benefits, and then only if any such breach remains uncorrected for 30 days following written notice of such breach by Employee to National-Oilwell Inc.'s Board of Directors

         (ii) NOI completes a merger or consolidation, a sale of all or substantially all of its assets, or the sale of all of its outstanding Common Stock, and Employee's employment is terminated after such transaction by virtue of an Involuntary Termination within ninety (90) days after the completion of such transaction;

         (iii) any corporation, person or group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Inverness Management LLC or First Reserve Corporation or their respective affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of NOI representing more than fifty percent of the total votes eligible to be cast at any election of directors of NOI and Employee's employment is terminated after such event by virtue of Involuntary Termination within ninety (90) days after the occurrence of such event;

         (iv)     the dissolution of NOI; or


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         (v)      for any other reason whatsoever, in the sole discretion of
                  Employee.

The termination of Employee's employment by Employee shall constitute an "Involuntary Termination" if made pursuant to Section 3.3(i), 3.3(ii), 3.3(iii) or 3.3(iv); the effect of such termination is specified in Section 3.5. The termination of Employee's employment by Employee shall constitute a "Voluntary Termination" if made pursuant to Sections 3.3(v); the effect of such termination is specified in Section 3.4.

         3.4. Upon a "Voluntary Termination" of the employment relationship by Employee or a termination of the employment relationship for "Cause" by NOI or Employer, all future compensation to which Employee is entitled and future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any bonuses not yet paid at the date of such termination.

         3.5. Upon an Involuntary Termination of the employment relationship by either NOI, Employer or Employee pursuant to Sections 3.2(ii), 3.3(i), 3.3(ii) or 3.3(iii), Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive a lump sum payment equal to three (3) times the per annum based salary specified in Section
2.1 plus an amount equal to the applicable bonus incentive as described in
Section 2.3. Such lump sum payment will be reduced by the sum of all previous payments under Sections 2.1 and 2.3, except that the minimum payment applicable will be one (1) time the per annum base salary specified in Section 2.1 plus an amount equal to the bonus incentive as described in Section 2.3. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against NOI or its subsidiaries or affiliates, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship, provided however, Employee's rights and obligations with respect to Employee stock options, if any, are governed by the controlling option agreement.

         3.6. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer or NOI based on Involuntary Termination for any monies other than those specified in Section 3.5.

         3.7. Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination, but Employee's heirs, administrators, or legatees shall not be entitled to any individual bonuses not yet paid to Employee at the date of such termination.

         3.8. Upon termination of the employment relationship as a result of Employee's incapacity, Employee shall be entitled to his pro rata salary for a period of six months following the date of such termination, but Employee shall not be entitled to any individual bonuses not yet paid to Employee at the date of such termination.


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         3.9.     In all cases, the compensation and benefits payable to
Employee under this Agreement upon termination of the employment relationship shall be reduced and offset by any amounts to which Employee may otherwise be entitled under any and all severance plans or policies of Employer, NOI or its subsidiaries or affiliates or any successor in interest; provided, however, that no sums received by Employee pursuant to any retirement or benefit plans shall be considered a payment requiring offset under this Section.

         3.10. Termination of the employment relationship shall not terminate those obligations imposed by this Agreement which are continuing in nature, including, without limitation, Employee's obligations of confidentiality, non-competition and Employee's continuing obligations with respect to business opportunities.

         3.11. This Agreement governs the rights and obligations of NOI, Employer and Employee with respect to Employee's salary and other perquisites of employment. Except as otherwise provided in this Agreement, Employee's rights and obligations with respect to any Employee stock options and other incentive awards shall be governed by the applicable governing documents.

4.       UNITED STATES FOREIGN CORRUPT PRACTICES ACT AND OTHER LAWS:

         4.1. Employee shall at all times comply with all United States and foreign laws applicable to Employee's actions on behalf of Employer, NOI and its subsidiaries and affiliates, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 ("FCPA"). If Employee pleads guilty or admits liability under any applicable law, or if a court finds that Employee, Employer or NOI has liability under any applicable law by the actions of Employee, such action or finding shall constitute "cause" for termination under this Agreement unless Employer's or NOI's Board of Directors determines that the actions found to be in violation of any applicable law were taken in good faith and in compliance with all applicable policies of NOI. Employee shall be responsible for, and shall reimburse and pay to Employer, NOI or its subsidiaries or affiliates any civil or criminal fines, sanctions or damages incurred as a result of Employee's actions.

5.       OWNERSHIP OF INFORMATION:

         5.1. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's, NOI's or any of its subsidiaries' or affiliates' businesses, products or services, shall be disclosed to Employer and NOI and are and shall be the property of Employer and NOI, subject to the provisions of Section 5.4. Upon termination of Employee's employment, for any reason, Employee promptly shall deliver same, and all copies thereof, to Employer and NOI.

         5.2. Subject to the provisions of Section 5.4 if, during Employee's employment by Employer, Employee creates any original work of authorship fixed in any medium which is the


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subject matter of copyright, relating to Employer's, NOI's or any of its subsidiaries' or affiliates' businesses, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Employer's, NOI's or any of its subsidiaries' or affiliates' premises or otherwise), Employer and NOI shall be deemed the author of such work if the work is prepared by Employee in the scope of his employment; or, if the work is not prepared by Employee within the scope of his employment but is specially ordered by Employer or NOI or any of its subsidiaries or affiliates as a contribution to a collective work, then the work shall be considered to be work made for hire and NOI or any of its subsidiaries or affiliates shall be the author of the work.

         5.3. Both during the period of Employee's employment by Employer and thereafter, Employee shall assist Employer, NOI or any of its subsidiaries or affiliates and their nominees, at any time, in the protection of Employer's, NOI's or any of its subsidiaries' or affiliates' worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer, NOI or any of its subsidiaries or affiliates or their nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

         5.4. Employer, NOI and Employee agree that Employee may have certain ideas, concepts, improvements, discoveries, and inventions that relate to the businesses of both Hitec Vision and Employer or NOI. Any ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's or NOI's premises or otherwise) which relate in a viable financial manner to both NOI's or its affiliates businesses and also the businesses of Hitec Vision, shall be owned jointly by both companies, with each granting the other, respectively, an exclusive royalty free license to use the idea, improvement, discovery, technology and corresponding rights in all parts of the world.

         5.5. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, within one
(1) calendar year of termination of Employee's employment relationship with Employer and NOI, related to either the businesses of Hitec Vision, Employer or NOI shall be subject to the provisions of Section 5.1 and 5.4. After one (1) calendar year through a period of an additional four (4) calendar years, NOI shall have the right to license from Employee for a royalty fee of two percent (2%) of the sales price of the item, any idea, improvement, discovery, technology and corresponding rights related to NOI's businesses in all parts of the world.

6.       POST-EMPLOYMENT NON-COMPETITION OBLIGATIONS:

         6.1. As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Employee, NOI and Employer to enter into this Agreement, NOI, Employer and Employee agree to the non-competition provisions of this Article


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6. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, within the countries of Norway and the United Kingdom, and to the extent allowed by law, in any geographic area or market where NOI, Employer or any of its subsidiaries or affiliated companies are engaged in business as of the date of termination of the employment relationship or have during the previous twelve months engaged in the business:

         (i) engage in the business of the design, manufacture and sale of machinery, equipment and downwhole products used in oil and gas drilling and production, including computer controlled drilling machinery, control systems and instrumentation, and any other business engaged in by NOI immediately prior to the date of termination of the employment relationship or render advice or services to, or otherwise assist, persons or entities that are in such business; and

         (ii) induce any employee of Employer, NOI or any of its subsidiaries or affiliates to terminate his or her employment with Employer, NOI or any of its subsidiaries or affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Employer, NOI or any of its subsidiaries or affiliates.

These non-competition obligations shall not be considered as restrictions on Employee's activities with respect to the businesses actively engaged in by Hitec Vision immediately prior to termination of the employment relationship with Employer. These non-competition obligations shall apply during Employee's provided, Employer or NOI, by tendering to Employee within sixty (60) days of termination, an amount equal to the greater of one-half his annual base salary as of the date of termination of the employment relationship or Seventy-Two Thousand British Pounds (L 72,000.00). Employer and NOI shall have the right to extend this non-competition obligation up to four (4) additional calendar years beyond the initial term by tendering the same amount within sixty (60) days of the anniversary date.

         6.2. Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 6 by Employee, and Employer, NOI or any of its subsidiaries or affiliates shall be entitled to enforce the provisions of this Article 6 by terminating any payments then owing to Employee and/or to specific performance and injunctive relief as remedies for any breach. Such remedies shall not be deemed the exclusive remedies, but shall be in addition to all remedies available at law or in equity.

         6.3. It is expressly understood and agreed that if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable or unenforceable, the parties intend for the restrictions therein to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.


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7.       EMPLOYEE CONFIDENTIALITY COMMITMENT:

         7.1 In the course of employment, Employee will have access to a great deal of proprietary, confidential, and restricted information, including Trade Secrets (as herein defined), not known to those outside of NOI (collectively, "Confidential Information"). "Trade Secrets" are any information that derives economic value, actual or potential, from not being generally known to the public.

         7.2 Employee shall not disclose or make use of Employer's or NOI's Confidential Information to anyone not employed by Employer or NOI without written authorization. Employee shall be bound by Employer's and NOI's rules governing company trade secret usage and will not use Employer's or NOI's Trade Secrets outside the scope of Employee's employment. Employee further shall not disclose or use Employer's or NOI's Confidential Information for any purpose for a period of five (5) years after termination of his employment with Employer and NOI.

         7.3 Employee will hold Confidential Information in trust, and consistently exercise all reasonable precautions to ensure that it is not disclosed to any unauthorized persons, either during or subsequent to, employment with Employer, and will immediately report to Employer and NOI any breach or violation of the commitments made herein.

8.       MISCELLANEOUS:

         8.1. For purposes of this Agreement the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer or NOI.

         8.2. Employer, NOI and Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about each other or any of NOI's subsidiaries' or affiliates' directors, officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that place them in a false light before the public; or that constitute a misappropriation of the name or likeness of Employee or Employer, NOI or any of its subsidiaries or affiliates.

         8.3. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows:


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If to Employer to:

         Badentory Industrial Park
         Portlethen, Aberdeen
         Scotland AB12 4YA
         United Kingdom
         011-44-1224-334981
         011-44-1224-________ facsimile

If to NOI to:

         National-Oilwell, Inc.
         10000 Richmond Ave., Suite 400
         Houston, Texas 77042
         P.O. Box 4888
         Houston, TX 77210-4888

with a copy to:

         National-Oilwell L.P.
         10000 Richmond Ave., Suite 400
         Houston, Texas 77042
         P.O. Box 4888
         Attn: General Counsel

If to Employee:  ___________________________
                 ___________________________
                 ___________________________
                 ___________________________


with a copy to:  ___________________________
                 ___________________________
                 ___________________________
                 ___________________________


Either Employer, NOI or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8.4. This Agreement shall be governed in all respects by the laws of the State of Delaware, USA, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.


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         8.5.     No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8.6. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         8.7. Any and all claims, demands, cause of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, or in any way relating to this Agreement, (all of which are referred to herein as "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, no matter how such Claims arise shall be resolved and decided by binding arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules. Arbitration shall be held in London, England and the proceedings shall be conducted in English. The arbitrators shall apply the substantive laws of the State of Delaware, USA.

         8.8. This Agreement shall be binding upon and inure to the benefit of Employer, NOI, its subsidiaries and affiliates, and any other person, association, or entity which may hereafter acquire or succeed to all or a portion of the business or assets of Employer or NOI by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, by Employee without the prior written consent of Employer and NOI.

         8.9. Except as provided in (1) written company policies promulgated by Employer or NOI, (2) the company's written benefits, plans, and programs, or
(3) any signed written agreements contemporaneously or hereafter executed by NOI, Employer and Employee, this Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the agreements between the parties with respect to such subject matters and replaces and merges previous agreements and discussions pertaining to the employment relationship between Employer, NOI and Employee. Specifically, but not by way of limitation, any other employment agreement or arrangement in existence as of the date hereof between NOI and Employee is hereby canceled and Employee hereby irrevocably waives and renounces all of Employee's rights and claims under any such agreement or arrangement.


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         IN WITNESS WHEREOF, Employer, NOI and Employee have duly executed this
Agreement in multiple originals to be effective on the date first stated above.


EMPLOYEE                                NATIONAL-OILWELL, INC.

By: /s/ JON GJEDEBO                     By: /s/ JOEL V. STAFF
   -----------------------------           ----------------------------------
   Jon Gjedebo                             Joel V. Staff
                                           President and Chief Executive Officer


                                        National Oilwell (U.K.) Ltd.

                                        By: /s/ DANIEL L. MOLINARO
                                           -----------------------------------
                                           Daniel L. Molinaro
                                           Assistant Secretary

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